Exhibit 10.31
Steven Boss
Chief Executive Officer
Commerce Energy Group
600 Anton Boulevard, Suite 2000
Costa Mesa, California 92626
October 28, 2005
Re: Understanding regarding Employment Offer Letters.
Dear Mr. Boss:
     This letter will serve to confirm my understanding that my Employment Offer Letter dated May 31, 2005 supersedes and makes the previous Employment Offer Letter dated February 28, 2005 null and void.
Sincerely,
/s/ THOMAS ULRY
Thomas Ulry
Senior Vice President Operations
Commerce Energy Group